Exhibit 10.1

December 16, 2022

Ashford Hospitality Trust, Inc. 14185 Dallas Parkway, Suite 1200 Dallas, TX 75254 Attn: Chief Executive Officer	Ashford, Inc. 14185 Dallas Parkway, Suite 1200 Dallas, TX 75254 Attn: Chief Executive Officer	Ashford Hospitality Advisors LLC 14185 Dallas Parkway, Suite 1200 Dallas, TX 75254 Attn: Chief Executive Officer

Ladies and Gentlemen:
Reference is made to (i) that certain Second Amended and Restated Advisory Agreement, dated as of January 14, 2021, (the “Existing Advisory Agreement”) by and among, Ashford Hospitality Trust, Inc. (“Trust”), Ashford Hospitality Limited Partnership (“Trust LP”), Ashford TRS Corporation (“TRS”), Ashford Inc. and Ashford Hospitality Advisors LLC (together with Ashford Inc., the “Advisor”) and (ii) that certain Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated effective as of June 26, 2018 (the “ERFP Agreement”), by and among Trust, Trust LP, TRS and the Advisor. Capitalized terms used but not defined in this side letter agreement (this “Side Letter”) have the meaning given to them in the Existing Advisory Agreement.
1.The parties to this Side Letter acknowledge and agree that:
(a)    Trust previously delivered written notice to the Advisor of Trust’s intention not to renew the ERFP Agreement following the end of the then current renewal term and, as a result, the ERFP Agreement terminated in accordance with its terms on June 26, 2021;
(b)    prior to such termination, Trust acquired the Embassy Suites Manhattan hotel (the “ES Manhattan”), which constituted an Enhanced Return Hotel Asset under the ERFP Agreement, and subsequently transferred the ES Manhattan to a third-party in lieu of foreclosure;
(c)    the Advisor remains obligated to provide TRS with $11,410,883.00 in additional ERFP funding related to Trust’s acquisition of the ES Manhattan (the “ES Manhattan ERFP Balance”); and
(d)    Trust previously granted the Advisor the right, in its sole and absolute discretion, to set-off against the ES Manhattan ERFP Balance, certain fees owed by Trust to the Advisor, or one of its subsidiaries.
2.In consideration of the covenants set forth within, the parties to this Side Letter hereby agree that:
(a)    On the date hereof, the Advisor, on behalf and at the direction of TRS, shall transfer to Trust LP all right, title and interest held by the Advisor and its subsidiaries in the Hilton Atlanta/Marietta Hotel and Conference Center (the “Assigned Interests”), as more specifically described in that certain Agreement of Purchase and Sale, by and between Trust LP and Ashford Hospitality Advisors LLC of even date herewith;

(b)    upon receipt of the Assigned Interests, Trust and TRS shall forgive, cancel and discharge in full the outstanding ES Manhattan ERFP Balance (the “Discharge”); and
(c)    following such transfer and Discharge, all rights and obligations with respect to the ES Manhattan ERFP Balance shall be deemed satisfied and extinguished.
3.For U.S. federal (and other applicable) income tax purposes, the parties to this Side Letter agree that the transactions set forth in this Side Letter shall be treated as: (a) the transfer of the Assigned Interests by the Advisor to TRS in full satisfaction of the Advisor’s obligation to TRS of the ES Manhattan ERFP Balance; followed by (b) the distribution of the Assigned Interests by TRS to Trust LP.
4.This Side Letter shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principals thereof.
5.This Side Letter shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and no other Person shall acquire or have any right under, or by virtue of, this Side Letter. Trust shall be entitled to assign this Side Letter to any successor to all or substantially all of its assets, rights and/or obligations; the Advisor shall have the right to assign this Side Letter to any Affiliate.
6.This Side Letter shall not be altered or otherwise amended in any respect, except pursuant to an instrument in writing signed by the parties hereto. The waiver by a party of a breach of any provisions of this Side Letter shall not operate or be construed as a waiver of any subsequent breach.
7.This Side Letter may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.
[Signatures Appear on Following Page]

If you are in agreement with the foregoing, please sign in the space provided below.
ASHFORD TRUST:
Ashford Hospitality Trust, Inc.
By:    /s/ J. Robison Hays, III
Name: J. Robison Hays, III
Title: President and Chief Executive Officer

OPERATING PARTNERSHIP:
Ashford Hospitality Limited Partnership
By:    Ashford OP General Partner LLC, its general partner
By:    /s/ J. Robison Hays, III
Name: J. Robison Hays, III
Title: President and Chief Executive Officer
TAXABLE REIT SUBSIDIARY:
Ashford TRS Corporation
By:    /s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: President

                         ADVISOR:
Ashford Hospitality Advisors LLC
By:    /s/ Deric Eubanks
Name: Deric Eubanks
Title: Chief Financial Officer

Ashford Inc.
By:    /s/ Alex Rose
Name: Alex Rose
Title: Executive Vice President, General Counsel & Secretary